SPS TECHNOLOGIES
================================================================================
                                                     William M. Shockley
                                                     Vice President,
                                                     Chief Financial Officer and
                                                     Controller






                        AGREEMENT FOR REGISTRATION RIGHTS

        Reference is made to that certain Stock Purchase Agreement dated ______________, 1997 between SPS Technologies, Inc., a Pennsylvania corporation (the "Company") and _________________("Stockholder")(the "Stock purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement.

        The Company agrees to file a registration statement on Form S-3 on or before January 15, 1998 covering the Purchaser Shares received by Stockholder pursuant to the Stock Purchase Agreement. The company shall use all reasonable commercial efforts to cause such registration statement to become effective and to remain effective through the first anniversary of the Closing.

        Stockholder agrees to take all actions reasonably requested by the Company or required by law in connection with such registration.

        The company shall have no obligations hereunder unless and until the transactions contemplated by the Stock Purchase Agreement are consummated.


                                        SPS TECHNOLOGIES, INC.

                                        By: /s/ William M. Shockley
                                           ------------------------
                                           William M. Shockley
                                           Vice President



                                        STOCKHOLDER


                                        ---------------------------
                                        Name:
                                        Address:




                                        Date:
                                              ---------------------

                                        Number of Stockholder Shares
                                        to be sold under Stock
                                        Purchase Agreement: